Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 14, 2022, with respect to our audit of the consolidated financial statements of Senmiao Technology Limited for the year ended March 31, 2022, which report appears in the Prospectus, and part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

September 28, 2023